Exhibit 99.5






                                ANNUAL REPORT OF

                                Trinity IMS, Inc

                     YEARS ENDED DECEMBER 31, 2006 AND 2005







                                 C O N T E N T S


                                                                          Page


REPORT OF INDEPENDENT AUDITORS                                              1

FINANCIAL STATEMENTS

   Balance Sheets                                                           2

   Statements of Income                                                     3

   Statements of Changes in Equity                                          4

   Statements of Cash Flows                                                 5

   Notes to Financial Statements                                       6 - 10

                         Report of Independent Auditors


Board of Directors
Trinity Information Management Services, Inc.


         We have audited the accompanying balance sheets of Trinity Information Management Services, Inc. as of December 31, 2006 and 2005, and the related statements of income, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the management of Trinity Information Management Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trinity Information Management Services, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/  Goodman & Company, L.L.P.
McLean, Virginia
June 15, 2007

                 Trinity Information Management Services, Inc.
                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005

                                                       2006            2005
                                                    -----------     -----------
                               ASSETS

CURRENT ASSETS

   Cash                                             $   121,654     $     4,464
   Accounts receivable - less allowance for
      doubtful accounts of $10,000 for 2006
      and $0 for 2005                                   623,810         952,662
   Current portion of settlement receivable              37,500          34,375
   Prepaid expenses                                       5,150           1,400
   Employee receivables                                   2,769              --
   Related party receivable                                  --           2,111
                                                    -----------     -----------
      TOTAL CURRENT ASSETS                              790,883         995,012
                                                    -----------     -----------

PROPERTY AND EQUIPMENT, NET                              94,633          85,877

OTHER ASSETS
   Settlement receivable - less current portion          46,875          84,375
   Deposit                                               25,592          25,592
                                                    -----------     -----------

TOTAL ASSETS                                        $   957,983     $ 1,190,856
                                                    ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses            $   307,015     $   206,701
   Credit card liabilities                               49,470          38,109
   Line of credit                                            --         470,759
   Advances from stockholder                                 --           8,940
   Current portion of automobile financing                   --           7,658
   Current portion of deferred rent                       6,448          11,948
   Stock repurchase                                      40,000              --
   Deferred taxes                                       209,409         211,996
                                                    -----------     -----------
      TOTAL CURRENT LIABILITIES                         612,342         956,111
                                                    -----------     -----------

LONG-TERM LIABILITIES
   Deferred rent - less current portion                  20,097          15,010
                                                    -----------     -----------

TOTAL LIABILITIES                                       632,439         971,121
                                                    -----------     -----------

STOCKHOLDERS' EQUITY                                    325,544         219,735
                                                    -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $   957,983     $ 1,190,856
                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                 Trinity Information Management Services, Inc.
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                       2006            2005
                                                    ----------      ----------

Contract revenue                                    $4,216,934      $3,660,482

Cost of contract revenue                             3,317,133       3,074,722
Selling, general and administrative expenses           612,748         669,852
                                                    ----------      ----------

Operating income (loss)                                287,053         (84,092)
                                                    ----------      ----------

Other Income
  Settlement income                                         --         150,000
  Interest income                                          556             945
  Interest expense                                     (22,086)        (17,347)
                                                    ----------      ----------

     Total other income (expense)                      (21,530)        133,598
                                                    ----------      ----------

Net income before taxes                                265,523          49,506

Income tax expense                                     109,714          27,574
                                                    ----------      ----------

Net income                                          $  155,809      $   21,932
                                                    ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                 Trinity Information Management Services, Inc.
                         STATEMENTS OF CHANGES IN EQUITY
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                     Common       Retained
                                                     Stock         Earnings         Total
                                                    ---------     ----------     ----------

Balance - December 31, 2004                         $     825     $  196,978     $  197,803

Net income                                                 --         21,932         21,932
                                                    ---------     ----------     ----------

Balance - December 31, 2005                               825        218,910        219,735

Net Income                                                 --        155,809        155,809

Stock repurchase                                         (372)       (49,628)       (50,000)
                                                    ---------     ----------     ----------

Balance - December 31, 2005                         $     453     $  325,091     $  325,544
                                                    =========     ==========     ==========



   The accompanying notes are an integral part of these financial statements.

                 Trinity Information Management Services, Inc.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                       2006           2005
                                                    ---------       ---------
Cash flows from operating activities
   Net income                                       $ 155,809       $  21,932

   Adjustments to reconcile net cash from operating activities:

     Depreciation                                      33,899          21,079
     Deferred rent - less current portion                (413)         (2,207)
     Deferred income taxes                             (2,587)         25,549
     Change in:
       Accounts receivable                            328,852         (30,052)
       Settlement receivable                           34,375        (118,750)
       Prepaid expenses                                (3,750)         (1,400)
       Employee receivables                            (2,769)             --
       Related party receivable                         2,111           2,324
       Deposit                                             --          (4,104)
       Accounts payable and accrued expenses          100,314         (28,809)
                                                    ---------       ---------

       Net cash from operating activities             645,841        (114,438)
                                                    ---------       ---------
Cash flows from investing activities
   Property and equipment acquisitions                (42,655)        (65,109)
                                                    ---------       ---------

Cash flows from financing activities
   Credit card liabilities                             11,361          23,170
   Net borrowings on line of credit                  (470,759)        169,300
   Repayment on stockholder advances                   (8,940)        (34,539)
   Repayment on auto financing                         (7,658)         (7,721)
   Repurchase of shares                               (10,000)             --
                                                    ---------       ---------
       Net cash from financing activities            (485,996)        150,210
                                                    ---------       ---------

Net change in cash                                  $ 117,190       $ (29,337)

Cash - beginning of year                                4,464          33,801
                                                    ---------       ---------

Cash - end of year                                  $ 121,654       $   4,464
                                                    =========       =========


Supplemental disclosure of cash flow information
   Cash paid for income taxes                       $   5,586       $   2,025
   Cash paid for interest                           $  23,496       $  12,690


   The accompanying notes are an integral part of these financial statements.

Trinity Information Management Services, Inc.

Notes to Financial Statements
================================================================================

December 31, 2006 and 2005
--------------------------------------------------------------------------------

1.   Organization and Nature of Business

     Trinity Information Management Services, Inc. (Company), a Nevada corporation, is a privately held, SBA Certified 8(a), small, disadvantaged, minority, woman-owned company headquartered in McLean, Virginia. The Company provides specialized management, security and technology services to government and commercial customers.


2.   Summary of Significant Accounting Policies

     Revenue Recognition

     The Company generates revenue under time-and-material contracts with the U.S. government and its prime contractors. Revenue on time-and-materials contracts is recognized to the extent of fixed hourly rates for direct labor hours expended (proportional performance) plus burdened reimbursable expenses incurred. Costs and profit estimates are reviewed periodically as the work progresses, and adjustments, if needed, are reflected in the period in which the revisions are made. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used could change within the near term.

     Accounts Receivable

     The Company evaluates each of its accounts receivables individually, and provides a charge to income which is appropriate, in the opinion of management, to absorb probable credit losses. Trade accounts receivable are recorded, net of allowance, at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and writes off balances when they are deemed uncollectible. The Company recorded an allowance for doubtful accounts of $10,000 and $0 at December 31, 2006 and 2005, respectively.

     Property and Equipment

     Property and equipment acquisitions are recorded at cost. Depreciation is based on estimated useful lives and is computed on the accelerated method, which is not materially different from the straight-line method. Estimated useful lives are as follows:

                  Computer equipment               5 years
                  Furniture                        7 years
                  Leasehold improvements           4 years

     Maintenance and repairs are charged to expense, but renewals and betterments are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. The Company's policy is to expense property and equipment with a cost of less than $50.

     Advertising Costs

     The Company expenses advertising costs as they are incurred. Advertising expense was $10,312 and $18,617 for 2006 and 2005, respectively.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

     Capital

     The Company has authorized 75,000,000 common shares, with a par value of $0.001. As of December 31, 2006 and 2005, 453,000 and 825,000 common shares were issued and outstanding, respectively.

     During 2005, the stockholders authorized a 3,000 for 1 stock split, thereby increasing the number of authorized shares from 25,000 to 75,000,000, and the number of issued and outstanding shares from 275 to 825,000. The par value of each share also increased from zero to $0.001. The stock split is retroactively adjusted for all periods presented.

     On November 17, 2006, the Company retired 372,000 shares of common stock from its stockholders for $50,000, which will be paid out within a period of 5 months. As of December 31, 2006 the outstanding balance owed was $40,000. On January 17, 2007 and March 14, 2007, the Company paid $10,000 and $30,000, respectively, for final settlement of the outstanding balance.

     As of June 15, 2007, the Company had a total of 453,000 issued and outstanding shares of common stock.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to the difference between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Concentration of Credit Risk

     At times, the Company may have cash at a financial institution in excess of insured limits. The Company places its cash with high credit quality financial institutions whose credit rating is monitored by management to minimize credit risk. The Company's balances in excess of the FDIC insurance limits were $54,690 and $0 at December 31, 2006 and 2005, respectively.

     Accounts receivable consist of amounts primarily due from prime or subcontracts with the federal government. These amounts are reviewed periodically by management in order to determine amounts which may be potentially deemed uncollectible.

3.   Accounts Receivable

     Accounts receivable at December 31 consisted of the following:

                                                      2006        2005
                                                   ----------  ----------

         Accounts receivable                       $  328,946  $  725,863
         Accrued billings                             304,864     226,799
                                                   ----------  ----------
                                                      633,810     952,662
         Less - allowance for doubtful accounts       (10,000)          -
                                                   ----------  ----------

                                                   $  623,810  $  952,662
                                                   ==========  ==========

     Bad debt expense was $29,312 and $0 for 2006 and 2005, respectively.

4.   Settlement Receivable



     In February 2005, the Company entered into an agreement to settle a lawsuit in which the Company was the plaintiff. The agreement required the defendant to pay the Company $150,000. The defendant provided a promissory note to the Company for the amount due. The note requires equal monthly payments of $3,125 for thirty-six months beginning April 1, 2005. The note is interest free over the first thirty-six months. Following the thirty-six months, there are an additional twelve monthly payments. The payments include principle and interest at 6% per annum on the outstanding balance.

5.   Property and Equipment

     Major classes of property and equipment at December 31 consisted of the following:

                                                      2006         2005
                                                   ----------   ---------

         Computer equipment                        $  104,630   $  72,932
         Furniture                                     36,372      25,415
         Automobiles                                        -      40,275
         Leasehold improvements                        30,717      30,717
                                                   ----------   ---------
                                                      171,719     169,339
         Less - accumulated depreciation              (77,086)    (83,462)
                                                   ----------   ---------
                                                   $   94,633   $  85,877
                                                   ==========   =========

6.   Operating Leases

     The Company leases office space and an automobile under operating lease agreements that expire in 2010. Total rent expense for 2006 and 2005 was approximately $194,000 and $153,000, respectively. Total automobile lease expense for 2006 and 2005 was approximately $15,000 and $13,000, respectively. Future commitments under these leases are as follows:

         2007                                      $  195,207
         2008                                         184,337
         2009                                          94,046
         2010                                          45,162
                                                   ----------
                                                   $  518,752
                                                   ==========

7.   Capital Lease Obligations

     The Company leased an automobile under a capital lease that expired in 2006. After the expiration of the lease the automobile was disposed.

8.   Pension Plan

     Effective January 1, 2005, the Company established a defined contribution pension plan. The plan covers employees who are at least 21 years of age and have completed 1,000 hours of service. The Company, at its discretion, may elect to contribute a percentage of the participant's elective deferral. Employer contributions to this plan totaled $40,727 and $12,010 for 2006 and 2005, respectively.

9.   Related Party Transactions

     A stockholder advanced the Company $58,300 in 2003 and $17,100 in 2004. All advances were due on demand and no written agreements for the advances were made. The balance of the advances at December 31, 2005 was $8,940. The advances were paid in full in 2006.

10.  Line of Credit

     The Company maintains a revolving line of credit with a financial institution that provides for borrowings not to exceed $500,000 and $750,000 at December 31, 2006 and 2005, respectively. The line is secured by all current and future accounts receivable and by all equipment owned by the Company and is payable on demand. Interest accrues on the outstanding balance at the prime lending rate plus 1% and .25% for 2006 and 2005, respectively (9.25 percent and 7.5 percent at December 31, 2006 and 2005, respectively). Borrowings as of December 31, 2006 and 2005 under the line of credit were $0 and $470,759, respectively.

     The Company also has a borrowing agreement with another financial institution in which the Company may be advanced funds not to exceed $25,000. The agreement does not have an expiration date. The advances accrue interest at 21% per annum. There were no borrowings under the agreement as of December 31, 2006 and 2005.

11.  Commitments and Contingencies

     Substantially all of the Company's revenues have been derived from contracts with the U.S. government. These contract revenues are subject to adjustment upon audit by various government agencies. Management does not expect the results of such audits to have a material effect on the Company's financial position or results of future operations.

12.  Income Taxes

     Deferred taxes result from differences in the bases of assets and liabilities for income and financial statement purposes. The source of these differences mainly resulted from timing differences related to accounts receivable, accrued expenses and carryforward of taxable net operating losses.

     The tax effect as of December 31 is as follows:

                                                      2006        2005
                                                   ----------   ---------

         Deferred tax assets                       $   90,738   $ 230,284
         Deferred tax liabilities                    (300,147)   (442,280)
                                                   ----------   ---------

         Net deferred tax assets (liability)       $ (209,409)  $(211,996)
                                                   ==========   =========

     The tax effects of principal temporary differences are as follows:

                                                      2006        2005
                                                   ----------   ---------

         Accounts receivable                       $ (249,524)  $(381,065)
         Settlement receivable                        (33,750)    (47,500)
         Prepaid expenses                              (2,060)       (560)
         Accelerated tax depreciation                 (14,813)    (13,155)
         Accounts payable and accrued expenses         80,120      72,455
         Deferred rent                                 10,618      10,783
         Net operating loss carryforward                    -     147,046
                                                   ----------  ----------

                                                   $ (209,409) $ (211,996)
                                                   ==========  ==========

     The components of income tax expense (benefit) are as follows:

                                                           2006          2005
                                                         ---------    ---------
Federal:
   Current                                               $  90,959    $    --
   Deferred                                               (119,706)      (7,730)
   Tax expense of net operating loss carryforward          117,636       29,446
                                                         ---------    ---------
                                                            88,889       21,716
                                                         ---------    ---------
State:
   Current                                                  21,342        2,025
   Deferred                                                (29,927)      (3,529)
   Tax expense of net operating loss carryforward           29,410        7,362
                                                         ---------    ---------
                                                            20,825        5,858
                                                         ---------    ---------

                                                         $ 109,714    $  27,574
                                                         =========    =========

     The Company's income tax expense differed from the statutory federal rate of 34% as follows:

                                                               2006       2005
                                                             --------   --------

Statutory rate applied to earnings before income taxes       $ 90,278   $ 16,832
Increase (decrease) in income taxes resulting from:
  State income taxes                                           17,355      4,996
  Permanent tax differences                                     2,081      5,746
                                                             --------   --------

      Income tax expense                                     $109,714   $ 27,574
                                                             ========   ========


13.  Related Party Receivable

     In 2004, the Company advanced $6,866 to a stockholder payable in twenty-four installments of $286 without interest. The note was paid in full in 2006. The balance of the advance at December 31, 2005 was $2,111.


14.  Subsequent Events

     On January 29, 2007, the Company entered into and finalized a purchase agreement with Paradigm Holdings, Inc. (Paradigm), a publicly traded corporation, whereby Paradigm agreed to purchase, subject to the terms and conditions of the stock purchase agreement, all shares of the Company for the purchase price of $4,000,000. Final settlement on the sale of the Company was made on April 9, 2007.

     On January 17, 2007 and March 14, 2007 the Company paid $10,000 and $30,000, respectively, for the remaining balance owed for the repurchase of its shares.

     On March 23, 2007, the Company renewed a contract with one of its major customers. The contract value is anticipated to be $11,876,000 and funding was $726,921 as of June 15, 2007. The performance period for the contract is from May 15, 2007 to May 8, 2012.